EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-46372 of Rampart Capital Corporation on From S-8 of our report dated February 8, 2002 appearing in the Annual Report on Form 10-KSB of Rampart Capital Corporation for the year ended December 31, 2001.


/s/  Pannell Kerr Forster of Texas, P.C.

Houston,  Texas
March 25, 2002


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